UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PREMIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2477140
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13034 Ballantyne Corporate Place Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which Each class is to be registered

Class A Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-190828

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is registering the Class A common stock, $0.01 par value per share (“Class A common stock”), of Premier, Inc. (the “Company”) under Section 12(b) of the Securities Exchange Act of 1934, as amended.  The description under the heading “Description of Capital Stock” relating to the Company’s Class A common stock in the prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-190828) as originally filed with the Securities and Exchange Commission on August 26, 2013, as amended (the “Registration Statement”), is incorporated herein by reference.  In addition, a description of the Class A common stock will be included under the heading “Description of Capital Stock” in the Company’s final prospectus to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus shall be incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PREMIER, INC.

Date: September 25, 2013	By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	President, Chief Executive Officer and Director